UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2021 (February 16, 2021)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1221 Avenue of the Americas, 35th Fl., New York, NY	10020
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 584-5100
N/A
(Former Name or Former Address, if Changed Since Last Report)

_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Ac

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2021, we amended our employment agreements with Jennifer C. Witz, our Chief Executive Officer, and Sean S. Sullivan, our Executive Vice President and Chief Financial Officer. The amendments reflect modifications to their performance-based restricted stock unit awards to more closely align the performance metrics with changes to the long-term equity compensation program adopted by the Compensation Committee of our Board of Directors (the “Compensation Committee”) for our senior management generally. No changes have been made to the grant date value of these executives’ awards.

The long-term equity compensation for our senior management in recent years has generally consisted of stock options, restricted stock units (“RSUs”) and performance-based restricted stock units (“PRSUs”) with a two-year cumulative free cash flow performance target. In 2021, the Compensation Committee approved a modification to the design of our long-term equity compensation program. The Compensation Committee intends to award equity-based compensation to our senior management in the form of: 25% stock options, which awards will vest in installments on the first three anniversaries of the date of grant; 25% RSUs, which awards will vest in installments on the first three anniversaries of the date of grant; 25% PRSUs, which will cliff vest on the third anniversary of the date of grant after a two-year performance period if the free cash flow target established by the Compensation Committee is achieved; and 25% PRSUs, which will cliff vest after a three-year performance period based on the performance of Sirius XM Holdings Inc.’s common stock relative to the companies included in the S&P 500 Index.

We amended the PRSU agreement included in Ms. Witz’s employment agreement to more closely align the performance metrics to this long-term equity compensation program. In lieu of the PRSU award contemplated in her employment agreement, Ms. Witz received the following awards on February 16, 2021: an award of PRSUs having a $5 million target value as of the date of grant which will cliff vest on December 31, 2023 after a two-year performance period if a free cash flow target established by the Compensation Committee is achieved; and an award of PRSUs having a $5 million value as of the date of grant which will cliff vest at the end of a performance period commencing on January 1, 2021 and ending on December 31, 2023, based on the performance of our common stock relative to the companies in the S&P 500 Index.

We amended the PRSU agreement included in Mr. Sullivan’s employment agreement in similar respects. In lieu of Mr. Sullivan’s PRSU award with a grant date value of $4.5 million, we granted Mr. Sullivan the following awards: an award of 381,663 PRSUs (a $2.25 million target value as of the award date, October 27, 2020, plus dividends declared and accrued from the award date), which will cliff on October 26, 2023 after a two-year performance period if a free cash flow target established by the Compensation Committee is achieved; and an award of 381,663 PRSUs (a $2.25 million target value as of the award date, October 27, 2020, plus dividends declared and accrued from the award date), which will cliff at the end of a performance period commencing on January 1, 2021 and ending on December 31, 2023 based on the performance of our common stock relative to the companies in the S&P 500 Index. Mr. Sullivan will vest in that award on October 26, 2023, subject to the Compensation Committee’s certification of our performance during the performance period.

Each of these awards is subject to acceleration or termination under certain circumstances. The foregoing descriptions of the amendments to the employment agreements with Ms. Witz and Mr. Sullivan are qualified in their entirety by the amendments attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01.	Statements and Exhibits

(d)                Exhibits.

Exhibit Number	Description of Exhibit

10.1	First Amendment, dated February 16, 2021, to the Employment Agreement, dated as of September 14, 2020, between Sirius XM Radio Inc. and Jennifer C. Witz

10.2	First Amendment, dated February 16, 2021, to the Employment Agreement, dated as of September 14, 2020, between Sirius XM Radio Inc. and Sean S. Sullivan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/ Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: February 17, 2021

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